UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2016
____________________

IMATION CORP.
(Exact name of registrant as specified in its charter)
____________________

Delaware	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 IMATION WAY OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000

Not Applicable
(Former name or former address, if changed since last report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 2, 2016, Imation Corp. (the “Company”), received a written notice from NYSE Regulation, Inc. (the “Notice”) stating that the Company is not in compliance with the continued listing standards set forth in Section 802.01B of the Listed Company Manual of the New York Stock Exchange (the “NYSE”). Such noncompliance is based on the Company’s average global market capitalization being less than $50 million over a consecutive 30 trading-day period and its stockholders’ equity being less than $50 million.

The Company must first acknowledge receipt of the Notice with the NYSE on or before February 16, 2016. In accordance with NYSE rules, the Company then has 45 days from the date of receipt of the Notice to provide a business plan with definitive action the Company has taken, or is taking, that would return it to compliance with these continuing listing standards within 18 months of receipt of the Notice. The Company intends to submit such a plan in the coming weeks. The Listing Operations Committee of the NYSE will review the plan and, within 45 days of its receipt, determine whether the Company has made a reasonable demonstration of an ability to conform to the relevant standards in the 18 month period. If the NYSE accepts the plan, the Company’s common shares will continue to be listed and traded on the NYSE during the 18 month cure period, subject to the Company’s compliance with other continued listing standards, and the Company will be subject to quarterly monitoring by the NYSE for compliance with the plan. If the NYSE does not accept the plan, the Company’s common shares would be subject to suspension and delisting proceedings.

The Notice has no immediate impact on the listing of the Company’s common shares, which will continue to be listed and traded on the NYSE during the applicable cure period, subject to the Company’s compliance with the NYSE’s other applicable continued listing standards, but will be assigned a “.BC” indicator by the NYSE to signify that the Company is below compliance with the NYSE’s continued listing standards. In the event that the Company fails to regain compliance with the continued listing standards of Section 802.01B by the expiration of the applicable cure period, the NYSE will commence suspension and delisting procedures with respect to the Company’s common shares.

As required under the NYSE rules, on February 8, 2016, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2016, the Board of Directors of the Company elected Donald H. Putnam as a Class III member of the Board of Directors, effective as of February 5, 2016, with a term expiring at the annual meeting of shareholders to be held in 2017. Mr. Putnam will not currently serve on any Board committees.

Mr. Putnam is managing partner of Grail Partners LLC (an investment banking and financial advisory services company), which he founded in early 2005. From 1987 to 2002, he was the Chief Executive Officer, Chairman of the Board, and Managing Director of Putnam Lovell Securities, Inc. (a financial services company), which he founded in 1987. Putnam Lovell was sold to National Bank Financial in 2002 and from 2002 until 2005 Mr. Putnam served as CEO and Vice Chairman of Putnam Lovell NBF.

Mr. Putnam serves on the investment committee of Ripon College and the boards of Manifold Partners, and Welton Investment Partners. He also serves on the advisory board of Syntel Inc. Mr. Putnam brings to our Board his experience as a financial leader with significant depth and breadth of knowledge in dealing with complex financial and accounting matters as well as broad managerial expertise.

Mr. Putnam will be initially compensated with an annual cash fee of $50,000 and $20,900 in restricted stock units settled in cash, with the number of units based on the closing price of the Company’s common stock on the grant date of February 5, 2016 under the Restricted Stock Unit Award Agreement filed with the Company’s

Current Report on Form 8-K filed November 19, 2015. Other than as described herein, there are no arrangements or understandings between Mr. Putnam and any other persons pursuant to which he was selected as a Director of the Company. Mr. Putnam does not have any direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has he had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

Item 8.01. Other Events.
On February 2, 2016, management of the Company approved a plan to establish a registered investment adviser as a wholly-owned subsidiary of the Company. The investment adviser will be registered with the U.S. Securities and Exchange Commission or the state in which it conducts its business, as appropriate. The Board of Directors, in conjunction with management, is reviewing options for which such a subsidiary would be beneficial to developing revenue generating product offerings and advisory services to outside institutional investors consistent with its own investment initiatives.

On February 2, 2016, the Company sold its IronKey™ mobile security solutions business to Kingston Digital, Inc. and DataLocker Inc. pursuant to two Asset Purchase Agreements. The Company sold to Kingston Digital, Inc. the assets representing the Company’s business of developing, designing, manufacturing and selling IronKey™ mobile security solutions business solutions, including Windows to Go USB flash drives, Windows to Go use cases and encrypted USB flash drives and external USB hard drives, commonly referred to by the Company as Imation Mobile Security, specifically excluding the business of providing services to such businesses. Kingston Digital, Inc. paid a purchase price of $4.25 million at closing for such assets, including inventory, and the Company retained accounts receivable and accounts payable relating to such business. The Company sold to DataLocker, Inc. the assets representing the Company’s business of providing software and services to its IronKey™ mobile security solutions business solutions, including providing services related to Windows to Go USB flash drives. DataLocker, Inc. paid a purchase price of $400,000 at closing and agreed to assume certain service obligations in the amount of approximately $2 million, as well as pay to the Company earnout payments in the event of certain service revenue targets that are achieved.

In January 2015, the Board of Directors approved investing up to 25% of the Company’s excess cash in investment funds with the focus on producing attractive risk-adjusted rates of return while maintaining liquidity. On February 8, 2016, the Company entered into a subscription agreement to invest up to $20 million of its excess cash from various Company subsidiaries in the Clinton Lighthouse Equity Strategies Fund (Offshore) Ltd. (“Clinton Lighthouse”). Clinton Lighthouse is a market neutral fund which provides daily liquidity to its investors. The Fund is managed by Clinton Group Inc., (“Clinton”) a shareholder of the Company. One of Clinton’s Senior Portfolio Managers is Joseph A. De Perio, the Company’s Chairman of the Board. Pursuant to the arrangement, Clinton agreed to waive its customary management fee and agreed to the receipt of any consideration pursuant to incentive compensation in the form of Imation common stock at a value of $1.00 per share. The Board of Directors, in conjunction with management, reviewed various funds and voted to approve this investment, with Mr. De Perio abstaining from the vote. Management will continue to seek out and evaluate other attractive investment options under its cash management policy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 8, 2016, announcing the Company’s receipt of the Notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMATION CORP.

(REGISTRANT)
Date: February 8, 2016	By:	/s/ Barry L. Kasoff
Name: Barry L. Kasoff
Title: Interim Chief Financial Officer and Chief Restructuring Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 8, 2016, announcing the Company’s receipt of the Notice.